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                                                                    Exhibit 23.3



The Managing Board of
AGCO Finance LLC:


We consent to the use of our report on the December 31, 2000 and 1999 balance sheets and the related statements operations, changes in members' equity and cash flows for each of the years in the two-year period ended December 31, 2000 of AGCO Finance LLC dated January 26, 2001, contained in this Annual Report on Form 10-K of AGCO Corporation for the year ended December 31, 2001.



                                           /s/ KPMG LLP


March 29, 2002